EXHIBIT 24.1

Power of Attorney

POWER OF ATTORNEY

Each director of Heritage Financial Corporation (the “Company”) whose signature appears below, hereby appoints Donald V. Rhodes, as his or her attorney to sign, in his or her name and behalf and in any and all capacities stated below, the Company’s Registration Statement on Form S-8 (the “Registration Statement(s)”) for the registration of securities in connection with the participation of directors and employees in and acquisition of securities through the Company’s Director Nonqualified Stock Option Plan of 2006 and likewise to sign any and all amendments and other documents relating thereto as shall be necessary to cause the Registration Statement(s) to become effective (including post-effective amendments) and to sign any and all such documents upon the advice of legal counsel to carry out the exercise and sale of the option shares, each such person hereby granting to each such attorney power to act with or without the other and full power of substitution and revocation and hereby ratifying all of that any such attorney or his substitute may do by virtue hereof. This Power of Attorney has been signed by the following persons in the capacities indicated on the 25th day of May, 2006.

Signature	Title
/s/ Brian S. Charneski	Director
Brian S. Charneski

/s/ Gary B. Christensen	Director
Gary B. Christensen

/s/ John A. Clees	Director
John A. Clees

/s/ Kimberly T. Ellwanger	Director
Kimberly T. Ellwanger

/s/ Peter N. Fluetsch	Director
Peter N. Fluetsch

/s/ Daryl D. Jensen	Director
Daryl D. Jensen

/s/ Jeffrey S. Lyon	Director
Jeffrey S. Lyon

/s/ James P. Senna	Director
James P. Senna

/s/ Brian L. Vance	Director
Brian L. Vance

/s/ Philip S. Weigand	Director
Philip S. Weigand